Exhibit 10.5

SWANK, INC.

AMENDMENT AND RELEASE AGREEMENT

THIS AMENDMENT AND RELEASE AGREEMENT (the “Release”) is made and entered into as of this the 3rd day of February, 2012 by and between Swank, Inc., a Delaware corporation (the “Company”), and Jerold R. Kassner (the “Employee”).

WHEREAS, the Company and the Employee previously entered into that certain Amended and Restated Agreement dated January 10, 2008 providing for the payment of certain compensation upon the termination of the Employee’s employment with the Company under certain specified circumstances (the “Severance Agreement”); and

WHEREAS, the Company and the Employee also previously entered into that certain Termination Agreement dated November 1, 2008 providing for the payment of certain additional compensation upon the termination of the Employee’s employment with the Company under certain specified circumstances in connection with a change in control of the Company (the “Termination Agreement”); and

WHEREAS, the Severance Agreement and the Termination Agreement (each an “Agreement” and collectively the “Agreements”) are subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, the Company contemporaneously herewith has entered into an Agreement and Plan of Merger among the Company, Randa Accessories Leather Goods LLC, Swing Acquisition LLC and Swing Merger Sub, Inc. dated February 3, 2012 (the “Merger Agreement”), under which there will be a “change in control” of the Company within the meaning of Section 409A of the Code on the effective date (the “Merger Effective Date”) of the merger described herein (the “Merger”); and

WHEREAS, the Company and the Employee now desire to terminate and liquidate the Termination Agreement in connection with the Merger, as permitted by Section 409A of the Code and Section 1.409A-3(j)(4)(ix)(B) of the Treasury Regulations (the “Section 409A Termination Requirements”); and

WHEREAS, in connection with the termination and liquidation of the Termination Agreement and in order to comply with the Section 409A Termination Requirements, the Company and the Employee also desire to amend the Severance Agreement to terminate any provisions that provide for a payment to the Employee upon the Employee’s “separation from service” with the Company (within the meaning of Section 409A of the Code); and

WHEREAS, in connection with the termination and liquidation of the Termination Agreement, the amendment of the Severance Agreement, and the execution of this Release, the Company will pay to the Employee in a single lump sum the amount set forth below.

NOW, THEREFORE, for and in consideration of the promises and mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency which are hereby acknowledged, the Company and the Employee agree as follows:

1. Termination of the Termination Agreement. The Termination Agreement is hereby terminated effective as of the Merger Effective Date, and the Company will not be obligated to pay, and the Employee will not be entitled to receive, any further payments or benefits under the Termination Agreement.

2. Amendment of the Severance Agreement. The Severance Agreement is hereby amended, effective as of the Merger Effective Date, by deleting Section 2 thereof, and the Company will not be obligated to pay, and the Employee will not be entitled to receive, any payments that were set forth previously under Section 2 of the Severance Agreement.

3. Contingency. This Release is subject to, and contingent upon, the closing of the Merger. If the Merger Effective Date is terminated, this Release shall be null and void, the Termination Agreement will not be terminated and liquidated, and the Severance Agreement will not be amended, as set forth herein.

4. Acknowledgment. The Employee acknowledges that the Employee does not have any interest in any other agreement, program or arrangement with the Company with respect to which deferrals of compensation would be treated as having been deferred under a single plan with the Termination Agreement within the meaning of Section 1.409A-1(c)(2) of the Treasury Regulations, other than the applicable provisions of the Severance Agreement that are being amended hereby. The Company acknowledges that all agreements, programs and other arrangements to which the Company or any of its subsidiaries is a party and with respect to which deferrals of compensation would be treated as having been deferred under a single plan with the Termination Agreement within the meaning of Section 1.409A-1(c)(2) of the Treasury Regulations are being terminated and liquidated as to all participants who are experiencing the change in control event in connection with the Merger contemporaneously with the termination and liquidation of the Termination Agreement.

5. Payment. The Company, on the Merger Effective Date, will pay to the Employee, subject to the terms and conditions set forth herein, the sum of $206,892.15. The payment shall be made in a single lump sum cash amount, subject to any required tax withholdings. The payment is intended to terminate and liquidate the entirety of the Employee’s interest under the Termination Agreement and the applicable provisions of the Severance Agreement that are being amended hereby. Under no circumstances will the Employee be required to mitigate the amount of any payment the Corporation shall make under this Release, and such payment shall not be reduced, offset or subject to recovery by the Corporation by reason of any compensation earned by Employee as a result of employment by any other employer after the Merger Effective Date or otherwise.

6. Release. In consideration for the payment described in Section 5 above, the Employee (on behalf of Employee and Employee’s heirs, assigns and successors in interest) unconditionally releases, discharges, and holds harmless the Company and its subsidiaries and their respective officers, directors, employees, agents, insurers, assigns and successors in interest

(collectively, “Releasees”) from each and every claim, cause of action, right, liability or demand of any kind and nature, and from any claims which may be derived therefrom, that the Employee had, has, or might claim to have against Releasees at the time the Employee executes this Release, whether presently known or unknown to the Employee, with respect to the Termination Agreement, the applicable provisions of the Severance Agreement that are being amended hereby and any such amounts owed under either Agreement, other than any such claims the Employee has or might have under this Release (collectively the “Released Claims”). The Employee covenants not to sue or initiate any claims against any of the Releasees on account of any Released Claim or to incite, assist or encourage other persons or entities to bring claims of any nature whatsoever against the Company or the Releasees with respect to the Released Claims.

7. Terms and Conditions. By signing this Release, the Employee certifies that:

(a) The Employee has carefully read and fully understands the provisions of this Release;

(b) The Employee was advised by the Company in writing, via this Release, to consult with an attorney before signing this Release;

(c) The Employee understands that any discussions he may have had with the Company regarding this Release does not constitute legal advice to him and that he should retain his own independent counsel to render such advice;

(d) The Employee understands that this Release FOREVER RELEASES the Company and any other Releasee from any legal action arising prior to the date of execution of this Release with respect to his Termination Agreement, the applicable provisions of the Severance Agreement that are being amended hereby and any such amounts owed under either Agreement;

(e) In signing this Release, Employee DOES NOT RELY ON AND HAS NOT RELIED ON ANY REPRESENTATION OR STATEMENT (WRITTEN OR ORAL) NOT SPECIFICALLY SET FORTH IN THIS RELEASE by the Company or any other Releasee, or by any of their agents, representatives, or attorneys with regard to the subject matter, basis, or effect of this Release or otherwise; and

(f) The Employee agrees to the terms of this Release knowingly, voluntarily and without intimidation, coercion or pressure.

8. Binding Effect. Subject to the limitations stated above, this Release shall be binding upon and inure to the benefit of the heirs, legatees, distributees, transferees and personal representatives of the Employee and the successors of the Company.

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9. Governing Law. This Release shall be governed by the laws of the State of New York without regard to its conflicts of law principles (other than Section 5-1401 of the New York General Obligations Law).

IN WITNESS WHEREOF, the Company has caused this Release to be signed by a duly authorized officer and the Employee has affixed Employee’s signature hereto.

COMPANY:

SWANK, INC.

By:	/s/ John Tulin

Title:	CEO

EMPLOYEE:

/s/ Jerold R. Kassner
Name:	Jerold R. Kassner

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